Exhibit 99.1

FOR IMMEDIATE RELEASE

NOVEMBER 1, 2012

Contact:	Jill McMillan, Director of Public & Industry Affairs
Phone: 214 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX TO PRESENT NOVEMBER 14 AT

2012 CITI NORTH AMERICAN CREDIT CONFERENCE

DALLAS, November 1, 2012 --- Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) announced today that Michael J. Garberding, Senior Vice President and Chief Financial Officer, will present at the 2012 Citi North American Credit Conference in New York at 11:45 a.m. Eastern time on Wednesday, November 14.

Interested parties can listen to a live audio web cast of Crosstex’s presentation and download the related presentation materials by visiting the company’s web site at www.crosstexenergy.com. Click on the Investors page and then Event Calendar for either Crosstex Energy, L.P. or Crosstex Energy, Inc. A replay of the presentation will be archived on the web site shortly after the presentation is concluded and will be available for 90 days.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,500 miles of natural gas, natural gas liquids, and oil pipelines, 10 processing plants and four fractionators. The Partnership also operates barge terminals, rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet.

Crosstex Energy, Inc. owns the general partner interest, a 22 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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